UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2016 (February 3, 2016)
___________________

HOLLY ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32225 (Commission File Number)	20-0833098 (I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300 Dallas, Texas (Address of principal executive offices)		75201-1507 (Zip code)
(214) 871-3555
Registrant’s telephone number, including area code
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
This Current Report on Form 8-K/A of Holly Energy Partners, L.P. (the “Partnership”) amends the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2016 (the “Original Filing”).

As disclosed in the Original Filing, the Board of Directors (the “Board”) of Holly Logistic Services, L.L.C. (the “Company”), the ultimate general partner of the Partnership, appointed Mark A. Plake as President of the Company effective February 15, 2016. This Current Report on Form 8-K/A amends the Original Filing to set forth the material terms of Mr. Plake’s compensation as determined by the Compensation Committee of the Board on February 15, 2016.

The Compensation Committee of the Board approved the following compensation for Mr. Plake effective February 15, 2016: a base salary of $385,000 and a target bonus of 55%. In addition, on February 15, 2016, Mr. Plake received an equity award of $525,000, half of which was granted in restricted units and half of which was granted in performance units. The terms of his equity award are the same as the terms of the equity awards granted to the Company’s other executive officers that received equity awards from the Partnership. Effective February 15, 2016, Mr. Plake also entered into the Partnership’s previously disclosed form of Change in Control Agreement.

Except as described herein, no other changes have been made to our Original Filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.

By:	HEP LOGISTICS HOLDINGS, L.P. its General Partner

By:	HOLLY LOGISTIC SERVICES, L.L.C. its General Partner

By:	/s/ Denise C. McWatters
Name:	Denise C. McWatters
Title:	Senior Vice President and General Counsel

Date: February 16, 2016